UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2017

ORGENESIS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54329	98-0583166
(State or other	(Commission File	(IRS Employer
jurisdiction	Number)	Identification No.)
of incorporation

20271 Goldenrod Lane, Germantown, MD 20876
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 659-6404

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

            On July 6, 2017, Mr. Hugues Bultot resigned from the position of Chief Executive Officer and Managing Director of MaSTherCell S.A. (“MaSTherCell”), the Belgian-based subsidiary of Orgenesis Inc. (the “Company”). Mr. Bultot’s resignation became effective as of July 11, 2017. Mr. Bultot will continue to serve as Director on the Board of Directors of MaSTherCell and the Company.

            On July 6, 2017, the Board of directors of MaSTherCell appointed Denis Bedoret, Ph.D. as General Manager and day-to-day Manager of MaSTherCell, effective as of July 11, 2017. Dr. Bedoret, Age 37, joined MaSTherCell in October 2016 as Chief Business and Administration Officer. Prior to joining MaSTherCell, from January 2014 to September 2016, he held the position of Chief Operations Officer at Quality Assistance, a leading European analytical CRO where he was also member of the board of directors. Between September 2011 and January 2014, Dr. Bedoret served as Engagement Manager at McKinsey & Company, focusing on bio-pharmaceutical projects. Through those experiences, he has gained a strong expertise in biologicals, FDA and EMA regulations, as well as team management. He holds a degree in Veterinary Medicine, a Ph.D. in Life Sciences from ULg and a postdoctorate degree in Immunology from Harvard Medical School.

            There are no relationships between Dr. Bedoret and the Company or MaSTherCell that would require disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

By:

/s/ Neil Reithinger
Neil Reithinger
Chief Financial Officer, Treasurer and Secretary

July 12, 2017